Consent of Independent Auditors


The Board of Directors
Jackson National Life Insurance Company of New York

We consent to the use of our report on the financial statements of Jackson National Life Insurance Company of New York dated February 2, 2000, and to the reference to our firm with respect to the financial statements included in the Statement of Additional Information in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-86933) of JNLNY Separate Account - II.

/s/ KPMG LLP

KPMG LLP
Detroit, Michigan
August 30, 2000